Exhibit 1.01
VeriFone Systems, Inc.
Conflict Minerals Report

This Conflict Minerals Report of VeriFone Systems, Inc. for the year ended December 31, 2013 is presented in compliance with Rule 13p-1 under the Securities Exchange Act of 1934.
Due diligence over conflict minerals source and chain of custody
Based on the results of our reasonable country of origin inquiry, or RCOI, for calendar year 2013, we were not able to conclude whether certain parts or components of one or more of our Products may contain conflict minerals from a Covered Country that are not sourced from recycled or scrap sources. As a result, we conducted additional due diligence as further described in this Conflict Minerals Report.
Our due diligence framework is intended to track in material respects the recommendations set forth in “Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas” developed by the Organization for Economic Cooperation and Development, or OECD, which is an internationally recognized due diligence framework. Our due diligence framework incorporates the recommendations of the OECD’s due diligence guidance, including the OECD supplements on the 3TG, as adapted for our facts and circumstances.
The OECD guidance is designed to help companies develop a system to avoid contributing to conflict through their mineral or metal purchasing decisions and practices. It includes a five-step framework that can be used to create a responsible supply chain, including (1) establishing a management system, (2) identifying and assessing risks in the supply chain, (3) designing and implementing a strategy to respond to identified risks, (4) supporting the development and implementation of independent third-party audits of smelters/refiners’ sourcing, and (5) publicly reporting on supply chain practices and due diligence.
We use this framework to conduct further due diligence if we are unable to determine that the 3TG in the materials supplied for our Products are conflict-free based on information gathered from our suppliers. As we continue to work through the verification processes with our suppliers, we expect to build out this diligence framework, including tailoring processes and strategies based on information specific to our supply chain, in order to create a program that meaningfully supports our conflict minerals objectives.
Our due diligence framework consists of the following key components:

1.	Internal management system for Conflict Minerals.
The below Conflict Minerals Statement sets forth our basic philosophy and objectives with respect to conflict minerals in our supply chain:
VeriFone is committed to being a responsible corporate citizen in its sourcing and procurement activities. We believe that if each company does its part, enormous strides can be made in responsible sourcing. We support government and industry initiatives for responsible sourcing. We seek to avoid the use of conflict minerals purchased from sources that finance or benefit armed groups who commit human rights abuses in the Democratic Republic of the Congo and adjoining countries, and avoid contributing to conflict in our sourcing and procurement practices. We expect our suppliers to provide required information to support our due diligence efforts and to support our goals for conflict-free sourcing. We intend to source from socially responsible suppliers.
In order to support the objectives of our Conflict Minerals Statement, we formed an internal cross-functional committee that developed our initial set of processes and procedures for the evaluation of our supply chain for conflict minerals, determined the set of tools and templates that we would utilize for our evaluation and reporting, and set the protocols to be followed to conduct further diligence and inquiries of our supply chain. This committee also continues to tailor our processes and procedures. This set of processes and procedures, along with an electronic database we developed to manage our conflict minerals compliance and the templates we utilize to assess our supply chain, form our internal management system for conflict minerals.
As an initial matter, we conducted a comprehensive review of our product components and materials at risk of containing one or more of the 3TG in order to identify the suppliers for our conflict minerals assessment. We are many tiers removed in the supply chain from the smelters, refineries and mines of origin for minerals contained or used in our Products. We rely on our suppliers to identify those “upstream” companies, namely, the smelters/refiners of the sources of the 3TG in our supply chain and, accordingly our RCOI and due diligence efforts focus primarily on our suppliers. Our review included all suppliers that have been qualified and approved by us for our contract manufacturers. We developed an electronic database dedicated to tracking and analyzing such suppliers for our conflict minerals assessment.
The conflict minerals committee then considered, in this review, whether any of the 3TG is necessary to the functionality or production of our Products. The committee reviewed relevant supply information in our data systems, including the types of materials supplied, the product models where the supplied materials have been used or are expected to be used, alternative sources of the materials, and the materiality of the vendor to our supply chain and for our Products. This detailed review included the input and assessment of the specific buyer that is assigned within our internal supply-chain operations to a particular supplier and who participates in the qualification of the supplier and the management of the ongoing activities with the supplier. For each supplier, the committee conducted a review of the role that the supplier plays throughout our manufacturing and product delivery processes using internally available information and input from our supply chain and procurement personnel. Our committee then determined whether, based on review and consideration of the information gathered for such supplier base, the materials supplied are likely to include any of the 3TG, or are necessary to the functionality or production of our Products. On an ongoing basis, our conflict minerals committee continues to assess this listing against other data sources available within the company, including buyer input, bills of material and supplier activity data.
Key elements of our processes and procedures include:

•	Direct communications with suppliers

•	Utilization of a standardized conflict minerals reporting template to collect information for consistent data collection suitable for further analysis

•
Use of shared information of conflict-free smelters and/or refineries, such as the audited and certified conflict-free smelters and refineries under the Conflict-Free Smelters Program developed by the EICC and GeSI, to validate source of 3TG in our supply chain

•	Inclusion in our supplier communications information on smelters that are identified in the CFS Program

•
Use of an internally-developed risk ranking system to categorize our suppliers for purposes of targeted communications, additional verification against internal data and technical resources, other validation procedures and further diligence as needed

•	Use of targeted follow up communications to gather further information and/or supplier declaration forms as needed

•
Archiving and categorization of information collected from our suppliers, as well as internally collected supplier information and analysis, within our electronic database for monitoring our supply chain for conflict minerals

•	Monitoring our supplier’s efforts, policies and diligence toward determining smelter names and locations

•
Ongoing monitoring of industry-wide efforts to identify smelters that are conflict-free, including the Conflict-Free Smelters Program, and use of collaborative industry processes in order to most effectively assess our supply chain

•	Inclusion of information about our Conflict Minerals Statement, our objectives and our expectations of our suppliers in communications to key suppliers in connection with due diligence efforts

•	Consideration of a supplier’s conflict-free status in the supplier qualification process

Our conflict minerals committee will continue to oversee our management system for conflict minerals, including developing additional and/or enhanced processes and procedures as well as tools to measure and monitor our continued efforts to support the objectives set out in our Conflict Minerals Statement. This committee also reports periodically to our management and to our disclosure committee.
We have conducted both internal data collection and analysis as well as directly engaged with our suppliers, including targeted direct follow-up communications for certain suppliers. To date the efforts we have undertaken to assess our supply chain have provided us a better understanding of our supply chain that will allow us to further tailor our inquiries and verification processes. In our communications to our suppliers, we have also encouraged our suppliers to reach out to our committee with any questions in an endeavor to encourage open communications with our suppliers on our conflict minerals objectives.

2.	Identify and assess risk in our supply chain.
Our Products are manufactured by third-party contract manufacturers who source components and materials directly from suppliers that we have qualified and approved. Given the breadth of materials and components used in our Products, the number of suppliers we have qualified within our supply chain and the evolution of our supply chain (including complexities related to supply chain operations from acquired businesses), it is difficult and time-consuming to identify actors upstream in the supply chain from our direct suppliers. We rely on our direct suppliers to further assess their upstream suppliers and request that the inquiries we have provided be conducted further upstream to the source in order to provide us with the information we require.
All suppliers of components and materials that have been qualified and approved by us, and that had purchasing activity in the twelve months prior to the commencement of our 2013 conflict minerals assessments in January 2013, were included in our initial review. For purposes of our assessment, we considered these suppliers, along with our contract manufacturers, as our direct suppliers. Suppliers that have had no business activity with us during the historic twelve-month period were excluded, and would be assessed separately in the event procurement activities are expected to begin again.
To survey these suppliers, we used the “EICC/GeSI Conflict Minerals Reporting Template,” which is an industry-designed survey and reporting template for conflict minerals assessment, to collect the relevant data for our determination of the mines or locations of origin of the 3TG. To facilitate response rates, we included instructions on the use of the template and a description of the purpose of our efforts. We utilized the methodology outlined by the CFSI (which is consistent with OECD guidelines) in order to encourage our suppliers to report to us in a consistent manner using the EICC/GeSI template. This template requests suppliers to identify the sources of the 3TG by identifying the specific smelters, refineries or recyclers and scrap supplier sources. In general, our suppliers were able to report their declared sources using lists set out by the CFSI of known smelters by standard smelter name and/or smelter identification number. In turn, we were able to rely on the CFS Program to validate conflict-free sourcing to the extent sourcing by suppliers is from smelters that have been audited and certified under the CFS Program as conflict-free. We also validated certain gold smelters to the LMBA certification program. As of the date of this Conflict Minerals Report, we have received a response from 66% of the surveyed suppliers.
We designed our processes to enable us to evaluate our supply chain using a risk-based approach. This includes categorizing our suppliers based on internally and externally gathered information and designing more frequent and/or more in depth assessment of critical, material or otherwise higher risk suppliers. We have incorporated this information within our conflict minerals electronic database to allow for a centralized and systematic approach for supplier assessment. Using an internal risk ranking system, we broadly categorize our suppliers in the context of our conflict minerals objectives in order to inform our decisions on verification and validation procedures and further diligence.
We determine the extent of our procedures for verification, assessment and further diligence of each supplier based on our internal risk ranking system. Although we intend that this risk ranking remains fluid, we prioritize verification procedures for suppliers that we classify as “tier 1” in our risk ranking. For us, tier 1 primarily includes our key suppliers and is determined based on factors such as relatively high 3TG content, high volume and criticality of the materials to our Products. We also prioritize follow-up procedures for our higher volume suppliers (regardless of relative level of 3TG content) where the initial responses are, in our assessment, insufficient for our validation. The other tiers have relatively less risk and priority based on an assessment of similar factors.
We conducted an initial review of responses received to assess completeness of information, and sent an initial set of follow up questions and/or supplier declarations to those suppliers for which we deem further information is warranted. For responses that appeared complete based on this initial review, we conducted a validation of the smelter information against the CFS Program list of smelters certified as “conflict-free” and, for gold smelters, the LMBA list. Further diligence is underway for smelters that we have not been able to validate against the lists of certified smelters. Additionally, we have sent follow up requests to those suppliers that have not yet responded.
We expect to assess our conflict minerals policy, risks and impacts, including with input from our management, on an ongoing basis. In order to increase transparency, we are also evaluating the incorporation of processes at key touch points of our supply chain that may include additional inquiries and validation during the qualification of suppliers, or as part of the periodic assessments of our contract manufacturers and production activities within our supply chain.

3.	Responding to risks in our supply chain.
We rely primarily on industry tools such as the CFS Program to assess smelter information and, specifically, rely on information provided through validation programs such as the CFS Program and LMBA that provide validation programs to certify smelters and refineries as conflict free (see Item 5 below). We track our efforts to validate supplier compliance with our Conflict Minerals Statement, including identifying and escalating of non-responsive suppliers, or challenges in validating supplier information. As we further implement our conflict minerals compliance procedures and gain experience in the diligence process, we intend to mitigate risks through continued and enhanced supplier communications (including sharing industry tools and information such as information on smelters that have been verified as conflict-free), training to improve our data collection and validation and steps to share information upstream in order to encourage support from our supply chain partners for conflict-free sourcing. We are evaluating the incorporation of processes at key touch points of our supply chain that may mitigate risks in our supply chain. These processes may include additional inquiries and validation during the qualification of suppliers, or as part of the periodic assessments of our contract manufacturers and production activities within our supply chain. We also intend to make available independent avenues for others to raise concerns related to responsible supply chain sourcing.

4.	Independent third-party audits of smelters/refiners’ sourcing.
We are generally several tiers removed from the relationship with the originating smelters or refineries with no direct relationships or contact with smelters or refineries, and have not performed or been in a position to require direct audits of smelters or refineries that provide the 3TG to our supply chain. We have relied on industry efforts, such as those by the EICC and GeSI, to influence smelters and refineries to complete audits and certification through the CFS Program. To the extent we have the opportunity to do so within our supply chain, including through flowing information upstream about the CFS Program and other relevant information, we will do so as we believe such actions can encourage support for these industry efforts.

5.	Public Reporting.
Our due diligence process includes internal reporting up to our management, as well as to our disclosure committee. Our conflict minerals committee regularly reviews our key metrics and measures of our progress against our objectives. Where requested by customers or prospective customers, we have shared information on our efforts and progress on conflict minerals compliance.
This Conflict Minerals Report is also available on our website under our Investor Relations section at http://ir.verifone.com/.
As of the date of this Conflict Minerals Report, we have received a response from 66% of the surveyed suppliers. We reviewed the submitted data and related information to assess whether the information appeared complete and with sufficient information responsive to our inquiries. We determined that 49% of the suppliers submitting a response were conflict free for calendar year 2013 based on our review and diligence procedures as described above in this Conflict Minerals Report. The remaining 51% of suppliers who have responded did not, in our assessment, provide sufficient information to enable us to determine the origin and/or conflict-free status. For these suppliers, we have provided as Appendix A hereto a list of smelters identified by the suppliers consisting of (1) “known” smelters, that is, smelters that have an ID number assigned by the EICC, but which we were not able to validate under the CFS Program, LMBA or similar certification programs, and (2) facilities that do not currently have smelter ID numbers but were nevertheless identified by the suppliers as smelters and/or refineries. We continue our due diligence with respect to the smelter and related information supplied by these suppliers.

Appendix A - Smelter List

Metal	Standard Smelter Name	Smelter Facility Location: Country
Gold	AGR Mathey	AUSTRALIA
Gold	ANZ	AUSTRALIA
Gold	Metallo Chimique	BELGIUM
Gold	Umicore	BELGIUM
Gold	AngloGold Ashanti Mineração Ltda	BRAZIL
Gold	Umicore Brasil Ltda	BRAZIL
Gold	Johnson Matthey Limited	CANADA
Gold	Xstrata Canada Corporation	CANADA
Gold	Codelco	CHILE
Gold	Acade Noble Metal (Zhao Yuan) Corporation	CHINA
Gold	Academy Precious Metals (China) Co., Ltd.	CHINA
Gold	AnChen Solder Plant, Zhenpu Village, Nanlian	CHINA
Gold	Anhui Tongling non-ferrous Pioneer Metals Corporation	CHINA
Gold	Chang hong matel and plastic Co.	CHINA
Gold	Chia Tai Metal Craft Products Co., Ltd.	CHINA
Gold	china cold international resources corp.ltd	CHINA
Gold	China's Shangdong Gold Mining Co., Ltd	CHINA
Gold	Cloud Hunan, Chenzhou ore smelts the information of contacting of Co., Ltd.	CHINA
Gold	Dong'guan Dong wu Violent-toxic Chemical Products Co., Ltd.	CHINA
Gold	Dongguan Dongxu Metal Surface Handle Co, Ltd	CHINA
Gold	DUOXIN	CHINA
Gold	ECHEMEMI ENTERPRISE CORP.(FUTURES EXCHANGE)	CHINA
Gold	Gansu-based Baiyin Nonferrous Metals Corporation (BNMC)	CHINA
Gold	Government (Police Dept.)	CHINA
Gold	GUANG DONG JING DING CO., LTD	CHINA
Gold	Guangdong Jinding Advanced Materials Co.,Ltd (Formerly:Guangdong Gaoyao Hetai Gold Mine)	CHINA
Gold	Guangdong macro jin precious metal smelting plant	CHINA
Gold	GuangZHou Jin Ding	CHINA
Gold	Guixi Smelter	CHINA
Gold	Henan Sanmenxia Lingbao City Jinyuan Mining Industry Co., Ltd.	CHINA
Gold	Henan Zhongyuan Gold Smelter Co., Ltd.	CHINA
Gold	Heraeus Zhaoyuan Changshu Electronic Materials Co.,Ltd.	CHINA
Gold	Heraeus Zhaoyuan Precious Metal Materials Co.,Ltd.	CHINA
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Gold	Jiangxi Copper Company Limited	CHINA
Gold	Jin Jinyin refining company limited	CHINA
Gold	Kanfort Industrial (Yantai)	CHINA
Gold	Kanfort Industrial (Yantai)	CHINA
Gold	Kunshan Jinli chemical industry reagents co.,Ltd.	CHINA
Gold	Metalor Technologies(Suzhou) LTD	CHINA
Gold	Public Security Bureau	CHINA

Gold	Purchage for Gold Exchange	China
Gold	Realized the enterprise co., ltd.	CHINA
Gold	Shandong Gold Group Co.,LTD	CHINA
Gold	ShanDong Province China	CHINA
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA
Gold	Shandong Zhaoyuan Gold Argentine refining company	CHINA
Gold	shang hai gold trader	CHINA
Gold	Shanghai Gold Exchange	CHINA
Gold	Shen zhen heng xin jing mi matel Co. LTD	CHINA
Gold	Shen Zhen Thousand Island Ltd.	CHINA
Gold	shenzhen chenggongkeji Company Limited	CHINA
Gold	Shenzhen Duoxin Industrial Co, Ltd	CHINA
Gold	Shenzhen Heng Zhong Industry Co.,Ltd.	CHINA
Gold	Shenzhen Sanjing Machinery Equipment Co.Ltd	CHINA
Gold	SHENZHEN TIANCHENG CHEMICAL CO LTD	CHINA
Gold	ShenZhen urban pubic bureau of China	CHINA
Gold	Suzhou Xingrui Noble	CHINA
Gold	TAIZHOU CHANGSANJIAO CO.,LTD	CHINA
Gold	Tai'zhou City Yangtze River Delta Electron Ltd.	CHINA
Gold	The Great Wall Gold and Silver Refinery of China	CHINA
Gold	The Refinery of Shandong Gold Mining Co. Ltd	CHINA
Gold	The Refinery of Shandong Gold Mining Co. Ltd	CHINA
Gold	TongLing Nonferrous Metals Group Holdings Co.,Ltd	CHINA
Gold	Wuxi Middle Treasure Materials	CHINA
Gold	YangTai Zhaojin Kanfort Precious Metals Co., Ltd	CHINA
Gold	Yantai Zhao Jin Kanfort, Precious Metal Incorp Orated Company	CHINA
Gold	Yantai Zhaojin Guandong	CHINA
Gold	Yantai Zhaojinlifu Expensive Metal Co. LTD	CHINA
Gold	Yunnan Metallurgical Group Co., Ltd	CHINA
Gold	Zeng Cheng Chang Hong Plastic Hardware Elec Factory	CHINA
Gold	Zhaojin Group and Gold Mineral China Co.,Ltd of Shandong Zhaoyuan	CHINA
Gold	Zhaojin Mining Industry Co.,Ltd	CHINA
Gold	Zhaojin refining	CHINA
Gold	Zhaoyuan Gold mine	CHINA
Gold	Zhapjin Mining Industry Co. Ltd	CHINA
Gold	Zhe Jiang Guang Yuan Noble Metal Smelting Factory	CHINA
Gold	Zhejiang Suijin	CHINA
Gold	Zhongjin Gold Corporation Limited	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Co. Ltd	CHINA
Gold	Zijin Mining Industry Corporation (Shanghang) gold smelting plant	CHINA
Gold	Orelec	FRANCE
Gold	Allgemeine Gold- und Silberscheideanstalt A.G.	GERMANY
Gold	Aurubis AG	GERMANY
Gold	Heraeus Materials Technology	GERMANY

Gold	Heraus	GERMANY
Gold	HMG	GERMANY
Gold	W.C. Heraeus GmbH	GERMANY
Gold	Argor Heraeus	HONG KONG
Gold	Cheong Hing	HONG KONG
Gold	Heraeus Ltd Hong Kong	HONG KONG
Gold	Kee Shing	HONG KONG
Gold	Mitsui & Co. Precious Metals Inc. Hong Kong Branch	HONG KONG
Gold	The Bank of Nova Scotia	HONG KONG
Gold	THE HUTTI GOLD MINES CO.LTD	INDIA
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PT Batu Hijau Copper-Gold Mine	INDONESIA
Gold	PT Timah(Indonesian State Tin corporation)	INDONESIA
Gold	PT. KOBA TIN	INDONESIA
Gold	Timah Company	INDONESIA
Gold	Chimet SpA	ITALY
Gold	FAGGI ENRICO SPA	ITALY
Gold	Aida Chemical Industries Co. Ltd.	JAPAN
Gold	Asahi Pretec Corporation	JAPAN
Gold	Asaka Riken Co Ltd	JAPAN
Gold	Chugai Mining	JAPAN
Gold	Dowa Metals & Mining. Kosak Seiren	JAPAN
Gold	ECO SYSTEM RECYCLING CO.,LTD	JAPAN
Gold	Hisikari Mine	JAPAN
Gold	Hitachi	JAPAN
Gold	Japan Mint	JAPAN
Gold	Japan Pure Chemical	JAPAN
Gold	JX Nippon Mining & Metals Co.Ltd	JAPAN
Gold	Kojima Chemicals Co. Ltd	JAPAN
Gold	kyocera	JAPAN
Gold	Matsuda Sangyo Co. Ltd	JAPAN
Gold	Mitsubishi Material Corporation	JAPAN
Gold	Mitsui & Co Precious Metals Inc	JAPAN
Gold	N.E.Chemcat Corporation	JAPAN
Gold	NIHON MATERIAL CO.,LTD	JAPAN
Gold	Nippon Micrometal Corporation	JAPAN
Gold	Nippon Mining & Mtetals	JAPAN
Gold	Pan Pacific Copper Co. LTD	JAPAN
Gold	SENJU METAL INDUSTRY CO.,LTD.	JAPAN
Gold	SMM, Toyo Smelter & Refinery	JAPAN
Gold	Sumitomo Metal Mining Co. Ltd.	JAPAN
Gold	Tanaka Denshi Kogyo, K.K.	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K. Shonan Plant	JAPAN
Gold	Tokuriki Tokyo Melters Assayers	JAPAN
Gold	Toyo Smelter & Refinery (Ehime)	JAPAN
Gold	Toyo Smelter & Refinery, Japan	JAPAN

Gold	Toyo Smelter, Sumitomo Metal Mining Co., Ltd	JAPAN
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN
Gold	Yokohama Metal Co Ltd	JAPAN
Gold	Kazzinc Ltd	KAZAKHSTAN
Gold	Central Bank of the DPR of Korea	KOREA, REPUBLIC OF
Gold	Daejin Indus Co. Ltd	KOREA, REPUBLIC OF
Gold	DaeryungENC	KOREA, REPUBLIC OF
Gold	Do Sung Corporation	KOREA, REPUBLIC OF
Gold	Do sung metal	KOREA, REPUBLIC OF
Gold	Heesung Catalysts Corp.	KOREA, REPUBLIC OF
Gold	Hwasung CJ Co. Ltd	KOREA, REPUBLIC OF
Gold	Hwasung CJ Co. Ltd	KOREA, REPUBLIC OF
Gold	Korea Metal Co. Ltd	KOREA, REPUBLIC OF
Gold	LS NIKKO	KOREA, REPUBLIC OF
Gold	LS-Nikko Copper Inc	KOREA, REPUBLIC OF
Gold	MK Electron	KOREA, REPUBLIC OF
Gold	Samwon Metal	KOREA, REPUBLIC OF
Gold	SAMWON METALS Corp.	KOREA, REPUBLIC OF
Gold	SD(Samdok) Metal	KOREA, REPUBLIC OF
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Yoo Chang Metal	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	Malaysia Smelting	MALAYSIA
Gold	Malaysian Electronics Materials Sdn Bhd	MALAYSIA
Gold	TANAKA	MALAYSIA
Gold	Caridad	MEXICO
Gold	La Caridad	MEXICO
Gold	Met-Mex Peñoles, S.A.	MEXICO
Gold	Schone Edelmetaal	NETHERLANDS
Gold	Sabine Mining Company	NOT STATED
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	NOT STATED
Gold	Funsur	PERU
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES

Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralectromed	RUSSIAN FEDERATION
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	L' azurde Company For Jewelry	SAUDI ARABIA
Gold	Metalor Technologies Singapore Pte.Ltd	SINGAPORE
Gold	SHANDONG GOLD MINING CO.,LTD.	SINGAPORE
Gold	Standard Merchant Bank (Asia) Limited	SINGAPORE
Gold	Harmony Gold Refinery	SOUTH AFRICA
Gold	Cookson Group	SPAIN
Gold	Cooson Sempsa	SPAIN
Gold	SEMPSA	SPAIN
Gold	Heraeus	SWITZERLAND
Gold	Neuchatel, Switzerland	SWITZERLAND
Gold	PX Précinox SA	SWITZERLAND
Gold	UBS AG Bahnhofstr.	SWITZERLAND
Gold	Hon-HaiHunan Chun-chang Non-ferrous Smelting & Concentrating Co., Ltd.	TAIWAN
Gold	Solar	TAIWAN
Gold	Solar Applied Materials Technology Corporation	TAIWAN
Gold	Super Dragon technology Co., Ltd	TAIWAN
Gold	Tanaka Kikinzoku Group	TAIWAN
Gold	Tanaka Kinzoku international Co.Ltd Taipei branch	TAIWAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	Heraeus Group	UNITED STATES
Gold	Heraeus Precious Metals North America	UNITED STATES
Gold	Heraeus Precious metals North America Conshohocken LLC	UNITED STATES
Gold	Heraeus USA	UNITED STATES
Gold	Johnson Matthey	UNITED STATES
Gold	Kennecott Utah Copper	UNITED STATES
Gold	Ohio Precious Metals	UNITED STATES
Gold	Sabin Metal Corp.	UNITED STATES
Gold	ScotiaMocatta, The Bank of Nova Scotia	UNITED STATES
Gold	So Accurate Refing Group	UNITED STATES
Gold	Technic Inc	UNITED STATES
Gold	Technic Inc	UNITED STATES

Gold	Williams Bufalo	UNITED STATES
Gold	XSTRATA,LLC and Materion AMTS Inc	UNITED STATES
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Tantalum	Talison Minerals Pty Ltd	AUSTRALIA
Tantalum	Companhia Industrial Fluminense	BRAZIL
Tantalum	Changsha Southern	CHINA
Tantalum	Duo Luo Shan Sapphire Rare Metal Co., Ltd	CHINA
Tantalum	F&X Electro-Materials Limited	CHINA
Tantalum	Fujian Nanping Ta/Nb Ltd.	CHINA
Tantalum	Jiangxi Yichun Ta/Nb Ltd.	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co. Ltd.	CHINA
Tantalum	Jiujiang Tanbre	CHINA
Tantalum	King-Tan Tantalum Industry Ltd	CHINA
Tantalum	Ningxia Orient Tantalum Industry Corporation	CHINA
Tantalum	RFH	CHINA
Tantalum	Zhuzhou Cemented Carbide Group Corp.Ltd	CHINA
Tantalum	Ethiopian Minerals Development Share Company	ETHIOPIA
Tantalum	H.C. Starck GmbH	GERMANY
Tantalum	Metal Do Co. Ltd.	JAPAN
Tantalum	Mitsui Mining and Smelting	JAPAN
Tantalum	NIPPON MINING & METALS	JAPAN
Tantalum	Takei Chemicals	JAPAN
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Ulba Metallurgical Plant, jsc	KAZAKHSTAN
Tantalum	Posco	KOREA, REPUBLIC OF
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	NEC Tokin Electronics(Thailand)Co.,Ltd.	THAILAND
Tantalum	A&M Minerals Limited	UNITED KINGDOM
Tantalum	Cabot Supermetals	UNITED STATES
Tantalum	Gannon & Scott	UNITED STATES
Tantalum	H.C. Starck GmbH	UNITED STATES
Tantalum	Niotan, Inc.	UNITED STATES
Tin	Ausmelt Limited	AUSTRALIA
Tin	Northern Smelters Pty Ltd	AUSTRALIA
Tin	TENNANT METAL PTY LTD.	AUSTRALIA
Tin	Jean Goldschmidt International	BELGIUM
Tin	Metallo Chimique	BELGIUM
Tin	SGS BOLIVIA S.A.	BOLIVIA
Tin	Best Metais	BRAZIL
Tin	Best Metals	BRAZIL
Tin	CFC Cooperativa dos Fundidores de Cassiterita da Amazônia Ltda.	BRAZIL
Tin	COOPERMETAL - Cooperativa Metalúrgica de Rondônia Ltda.	BRAZIL
Tin	Coopersanta	BRAZIL

Tin	IBF IND Brasileira de Ferroligas Ltda	BRAZIL
Tin	Mineracao Tobaca	BRAZIL
Tin	Soft Metais Ltda	BRAZIL
Tin	Taboca/Paranapanema	Brazil
Tin	White Solder Metalurgia	BRAZIL
Tin	AIM Group	CANADA
Tin	American Iron and Metal	CANADA
Tin	An Xin Xuan Xin Yue You Se Jin Shu Co. Ltd.	CHINA
Tin	BANTIAAN LONGGANG DISTRICT, SHENZHEN CITY	CHINA
Tin	Chengfeng	CHINA
Tin	China Hongqiao	CHINA
Tin	China Tin Group Co., LTD	CHINA
Tin	China Tin Group(Guangxi)	CHINA
Tin	China Tin Smelter Co. Ltd.	CHINA
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CHINA
Tin	Cookson Alpha Metals(Shenzhen)Co.Ltd	China
Tin	Electroloy Metal Co. Ltd	CHINA
Tin	Electroloy Metal PTE LTD	CHINA
Tin	Gejiu Non-FerrousMetal Processing Co.Ltd.	CHINA
Tin	Gejiu Zi-Li	CHINA
Tin	Gold Bell Group	CHINA
Tin	Guangxi China Tin Group Co., Ltd.	CHINA
Tin	Guangxi Huaxi Group Limited	CHINA
Tin	Guangxi Pinggui PGMA Co., Ltd.	CHINA
Tin	Guangxi Zhongshan Jin Yi Smelting Co., Ltd.	CHINA
Tin	Huanggang City Tonging Metallic Materials Co., Ltd	CHINA
Tin	Huaxi Guangxi Group	CHINA
Tin	Huichang Jinshunda Tin Co. Ltd	CHINA
Tin	Huichang Shun Tin, Kam Industries, Ltd.	CHINA
Tin	Jiangxi Huichang Jinshundar Tin Co., Ltd	CHINA
Tin	Jiangxi Nanshan	CHINA
Tin	Kai Unita Trade Limited Liability Company	CHINA
Tin	Kaimeng(Gejiu) Industry and Trade Co., Ltd.	CHINA
Tin	Laibin China Tin Smelting Co., Ltd.	CHINA
Tin	LAIBIN SMELTERY OF LIUZHOU CHINA TIN GROUP CO.,LTD.	CHINA
Tin	LingbaoJinyuan tonghu	CHINA
Tin	Linwu Xianggui Smelter Co	CHINA
Tin	Liuzhou China Tin	CHINA
Tin	Liuzhou Huaxi Group Co., Ltd.	CHINA
Tin	Minmetals Ganzhou Tin Co. Ltd.	CHINA
Tin	Minmetals Ganzhou Tin Co. Ltd.	CHINA
Tin	Nankang Nanshan Tin Manufactory Co., Ltd	CHINA
Tin	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co. Ltd.	CHINA
Tin	SHENZHEN CHEMICALS & LIGHT INDUSTRY CO.,LTD.	CHINA
Tin	Shenzhen new jin spring solder products Co., LTD	CHINA
Tin	SHENZHEN RUI XIANG HAO INDUCTRIAL CO., LTD	CHINA

Tin	Smelting Branch of Yunnan Tin Company Limited	CHINA
Tin	Taicang City Nancang Metal Meterial Co.,Ltd	CHINA
Tin	Taicang Nanancang Metal Material Co., LTd	CHINA
Tin	Tianjin Yishang chemical trade Co.,LTD	CHINA
Tin	TIANSHUI LONGBO BUSINESS &TRADE CO.,LTD.	CHINA
Tin	Tong Ding Metal Company. Ltd.	CHINA
Tin	Univertical International (Suzhou) Co., Ltd.	CHINA
Tin	Univertical International (Suzhou) Co.,Ltd	CHINA
Tin	Wu Xi Shi Yi Zheng Ji Xie She Bei Company	CHINA
Tin	wuxi yunxi	CHINA
Tin	XiHai	CHINA
Tin	YanNan Mine	CHINA
Tin	Yifeng Tin Industry (Chenzhou) Co Ltd	CHINA
Tin	Yifeng Tin Industry (Chenzhou) Co Ltd	CHINA
Tin	Yun Xi	CHINA
Tin	Yun'an Dian'xi Tin Mine	CHINA
Tin	Yunnan Chengfeng	CHINA
Tin	Yunnan Chengfeng Non-ferrous Metal Co., Ltd.	CHINA
Tin	Yunnan Company Limited	CHINA
Tin	YUNNAN GEJIU SHI ZILI KUANGYE CO., LTD	CHINA
Tin	YunNan Gejiu Yunxin Electrolyze Limited	CHINA
Tin	Yunnan Metallurgical Group Co.,Ltd	CHINA
Tin	Yunnan Tin	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tin	Yunnan Tin Group(Holding)Co.,Ltd	CHINA
Tin	Yunnan xieye Smelter	CHINA
Tin	Yunnan, China Rare Metal Materials Company	CHINA
Tin	YunXi	CHINA
Tin	Yun'xin Non-ferrous Electroanalysis Ltd.	CHINA
Tin	Zeng Cheng Chang Hong Plastic Hardware Elec Factory	CHINA
Tin	ZhongShi	CHINA
Tin	Zhuhai Horyison Solder Co.,Ltd	CHINA
Tin	KOVOHUTĚ PŘÍBRAM NÁSTUPNICKÁ, A.S.	CZECH REPUBLIC
Tin	Traxys	FRANCE
Tin	5N PLUS	GERMANY
Tin	Balver Zinn	GERMANY
Tin	Feinhütte Halsbrücke GmbH	GERMANY
Tin	Gebrueder Kemper GMBH	GERMANY
Tin	Gomat-e-K.	GERMANY
Tin	Heraeus Materials Technology GmbH & Co. KG	GERMANY
Tin	Richard Stenzhorn GmbH	GERMANY
Tin	Sundwigger Messingwerk	GERMANY
Tin	WC Heraeus Hanau	GERMANY
Tin	Yuntinic Chemical GmbH	GERMANY
Tin	An Xin Xuan Xin Yue You Se Jin Shu Co. Ltd.	INDONESIA
Tin	Bangjia Island	INDONESIA

Tin	Bonoka.Beliting INDONESIA	INDONESIA
Tin	CV DS Jaya Abadi	INDONESIA
Tin	CV Duta Putra Bangka	INDONESIA
Tin	CV JusTindo	INDONESIA
Tin	CV Makmur Jaya	INDONESIA
Tin	CV Nurjanah	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	Indonesian state tin corporation	INDONESIA
Tin	Indonesian Tin Ingot	INDONESIA
Tin	Ketabang	INDONESIA
Tin	KIHONG T & G	INDONESIA
Tin	KOBA	INDONESIA
Tin	Kundur Smelter	INDONESIA
Tin	Mentok Smelter	INDONESIA
Tin	PT KOBA TIN	INDONESIA
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT HP Metals Indonesia	INDONESIA
Tin	PT Indra Eramulti Logam Industri	INDONESIA
Tin	PT Koba Tin	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Banka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Timah (Persero) Tbk	INDONESIA
Tin	PT Timah Nusantara	INDONESIA
Tin	PT Timah(Indonesian State Tin corporation)	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Yinchendo Mining Industry	INDONESIA
Tin	PT. REFINED BANGKA TIN (RBT)	INDONESIA
Tin	PT. Supra Sukses Trinusa	INDONESIA
Tin	PT. TAMBANG TIMAH	INDONESIA

Tin	PT.DS JAYA ABADI	INDONESIA
Tin	PT.Indra Eramulti Logam Industri	INDONESIA
Tin	PT.KOBA	INDONESIA
Tin	Unit Metalurgi PT Timah (Persero ) Tbk	INDONESIA
Tin	Unit Timah Kundur PT Tambang	INDONESIA
Tin	KOKI JAPAN	JAPAN
Tin	kyocera	JAPAN
Tin	Matsuda Sangyo co., Ltd	JAPAN
Tin	Mitsubishi Electric Metecs Co Ltd	JAPAN
Tin	Mitsubishi Material	JAPAN
Tin	Nihon Kagaku Sangyo Co., Ltd	JAPAN
Tin	Senju Metal Industry Co., Ltd	JAPAN
Tin	Dae Kil	KOREA, REPUBLIC OF
Tin	DUKSAN HI-METAL	KOREA, REPUBLIC OF
Tin	Hyundai-Steel	KOREA, REPUBLIC OF
Tin	LS-Nikko Copper Inc	KOREA, REPUBLIC OF
Tin	Poongsan Corporation	KOREA, REPUBLIC OF
Tin	Posco	KOREA, REPUBLIC OF
Tin	Samhwa Non-ferrorus Metal Ind. Co. Ltd	KOREA, REPUBLIC OF
Tin	Samwha Non-Ferrous Metals Inc. Co., Ltd	KOREA, REPUBLIC OF
Tin	Bintulu	MALAYSIA
Tin	Butterworth Smelter	MALAYSIA
Tin	Hana-High Metal	MALAYSIA
Tin	Malaysia Smelting Corp	MALAYSIA
Tin	Metahub Industries Sdn. Bhd.	MALAYSIA
Tin	MSC Croporation Berhad	MALAYSIA
Tin	Rahman Hydraulic Tin Berhad	MALAYSIA
Tin	Shen Mao Solder(m)Sdn Bhd	MALAYSIA
Tin	Possehl	NETHERLANDS
Tin	Goodway	NOT STATED
Tin	Liuzhou China Tin	NOT STATED
Tin	Soft Metals Ltda	NOT STATED
Tin	Wilhelm Westmetall, Germany	NOT STATED
Tin	Funsur	PERU
Tin	Minsur S.A. Tin Metal	PERU
Tin	Minsure	PERU
Tin	SA Minsur	PERU
Tin	O. M. Manufacturing Philippines, Inc. (OMMPI)	PHILIPPINES
Tin	Fenix Metals	POLAND
Tin	FSE Novosibirsk Refinery	RUSSIAN FEDERATION

Tin	Kupol	RUSSIAN FEDERATION
Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION
Tin	Novosibirsk Smelter	RUSSIAN FEDERATION
Tin	Pure Technology	RUSSIAN FEDERATION
Tin	Chengfeng Metals Co Pte Ltd	SINGAPORE
Tin	Electroloy Metal Pte	SINGAPORE
Tin	Baoshida Swissmetal	SWITZERLAND
Tin	Alpha	TAIWAN
Tin	Chanie industry Co., LTD	TAIWAN
Tin	Fuji Metal Mining Corp.	TAIWAN
Tin	JAU JANQ ENTERPRISE CO., LTD.	TAIWAN
Tin	LUPON ENTERPRISE CO., LTD	TAIWAN
Tin	Metal (Material Mafr)	TAIWAN
Tin	SHENMAO TECHNOLOGY INC	TAIWAN
Tin	Koki Products Co.,Ltd	THAILAND
Tin	Thai Sarco	THAILAND
Tin	Thai Solder Industry Corp.,Ltd.	THAILAND
Tin	THAILAND SMELTING & REFINING CO.,LTD (THAISARCO)	THAILAND
Tin	Thailand Smelting & Refining Co.,Ltd.	THAILAND
Tin	THAISACO	THAILAND
Tin	Untracore Co.,Ltd.	THAILAND
Tin	Amalgamated Metal Corporation Plc	UNITED KINGDOM
Tin	MCP Mining & Chemical Products Ltd. UK	UNITED KINGDOM
Tin	Wildshaw Ltd	UNITED KINGDOM
Tin	ATI Metalworking Products	UNITED STATES
Tin	Aurubis	UNITED STATES
Tin	Cookson	UNITED STATES
Tin	MCP Metalspecialties, Inc	UNITED STATES
Tin	Metallic Resources Inc	UNITED STATES
Tin	Nathan Trotter & Co	UNITED STATES
Tin	Samtec	UNITED STATES
Tin	The Miller Company	UNITED STATES
Tin	Yuntinic Resources	UNITED STATES
Tin	NGHE TIN NON-FERROUS METAL	VIETNAM
Tungsten	Metallo-Chimique	BELGIUM
Tungsten	North American Tungsten Corporation Ltd.	CANADA
Tungsten	Sumitomo	CANADA
Tungsten	ALMT	CHINA
Tungsten	Beijing Zenith Materials	CHINA
Tungsten	Buffalo Tungsten	CHINA
Tungsten	ChangChun up-optech	CHINA

Tungsten	Chaozhou Xianglu Tungsten Industry Co Ltd	CHINA
Tungsten	China Minmetals Corp.	CHINA
Tungsten	China Minmetals Nonferrous Metals Co Ltd	CHINA
Tungsten	China National Non-Ferrous	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	FUJIAN JINXIN TUNGSTEN CO.,LTD	CHINA
Tungsten	Ganzhou Grand Sea W & Mo Group Co Ltd	CHINA
Tungsten	GANZHOU HONGFEI W&Mo MATERIALS CO.,LTD.	CHINA
Tungsten	Ganzhou Huaxin Tungsten Products Ltd	CHINA
Tungsten	Ganzhou Huaxing Tungsten	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co. Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co. Ltd.,Ganzhou Huaxin Tungsten Products Ltd,JTGC,China National Nonferrous,China National Nonferrous Metals Imp. & Exp. Jiangxi Corporation Ltd.,CNIECJX	CHINA
Tungsten	Ganzhou Nonferrous Metals Smelting Co Ltd.	CHINA
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	Ganzhou sinda W&Mo Co.,Ltd	CHINA
Tungsten	Hunan Chenzhou Mining Group Co	CHINA
Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	CHINA
Tungsten	Huzhou Cemeted Carbide Works Imp. & Exp. Co	CHINA
Tungsten	Jada Electronic limited (JX Nippon Mining&Matel Co., Ltd)	CHINA
Tungsten	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	CHINA
Tungsten	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	CHINA
Tungsten	Jiangxi Tungsten Co Ltd	CHINA
Tungsten	Jiangxi Tungsten Industry Co Ltd	CHINA
Tungsten	Jiangxi Tungsten Industry Group Co Ltd	CHINA
Tungsten	Jingxi Tungsten Co Ltd	CHINA
Tungsten	Nanchang Cemented Carbide Limited Liability Company	CHINA
Tungsten	NingHua XingLuoKeng TungSten Mining CO.,LID	CHINA
Tungsten	Nippon Tungsten Co., Ltd	CHINA
Tungsten	Sincemat Co, Ltd	CHINA
Tungsten	Taiyo Nippon Sanso Trading (Shanghai) Co., LTD	CHINA
Tungsten	Toshiba Material Co., Ltd	CHINA
Tungsten	Xiamen Golden Egret Special Alloy Co. Ltd.	CHINA
Tungsten	Xiamen Hanglu Tungsten Molybdenum Industry Co., Ltd	CHINA
Tungsten	Xiamen Honglu Tungsten Molybdenum Industry Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten (H.C.) Co Ltd	CHINA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten(H.C) Co.,Ltd.	CHINA
Tungsten	Zhuzhou Cemented Carbide Group Corp Ltd	CHINA
Tungsten	Zhuzhou Cemented Carbide Works Imp.&Exp. Co	CHINA
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	Allied material Corp.	JAPAN
Tungsten	Allied Material Corporation (A.L.M.T)	JAPAN
Tungsten	Axis Material Limited	JAPAN
Tungsten	Hitachi	JAPAN

Tungsten	Hitachi Metals, Ltd., Yasugi Works	JAPAN
Tungsten	Japan New Metals Co Ltd	JAPAN
Tungsten	Kanto Denka Kogyo Co., Ltd.	JAPAN
Tungsten	KYORITSU GOKIN CO., LTD.	JAPAN
Tungsten	Mitsubishi Materials Corp.	JAPAN
Tungsten	NIHON SUPERIOR	JAPAN
Tungsten	Nippon Micrometal Cop	JAPAN
Tungsten	SUMITOMO (A.L.M.T Corp)	JAPAN
Tungsten	Tosoh	JAPAN
Tungsten	Taegutec	KOREA, REPUBLIC OF
Tungsten	Wolfram JSC	NOT STATED
Tungsten	Cookson SEMPSA	SPAIN
Tungsten		TAIWAN
Tungsten	Air Products	UNITED STATES
Tungsten	Alta Group	UNITED STATES
Tungsten	Altlantic Metals	UNITED STATES
Tungsten	ATI Tungsten Materials	UNITED STATES
Tungsten	CWB Materials	UNITED STATES
Tungsten	Global Tungsten & Powders Corp	UNITED STATES
Tungsten	IES Technical Sales	UNITED STATES
Tungsten	Kennametal Huntsville	UNITED STATES
Tungsten	Midwest Tungsten Wire Co.	UNITED STATES
Tungsten	Praxair	UNITED STATES
Tungsten	Sumitomo Electric, USA (A.L.M.T.)	UNITED STATES
Tungsten	Sylham	UNITED STATES
Tungsten	Triumph Northwest	UNITED STATES
Tungsten	Williams Brewster	UNITED STATES
Tungsten	Wort Wayne Wire Die	UNITED STATES
Tungsten	Tejing (Vietnam) Tungsten Co Ltd	VIETNAM